EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Vodavi Technology, Inc. on Form S-8 of our reports dated February 8, 2002 (March 4, 2002 as to Note 10), appearing in the Annual Report on Form 10-K of Vodavi Technology, Inc. for the year ended December 31, 2001.


/s/  DELOITTE & TOUCHE LLP
Phoenix, Arizona
August 22, 2002